Exhibit 5(a)

Provisions of the Declaration of Trust and Amended and Restated Bylaws of
BlackRock MuniYield Pennsylvania Quality Fund

DECLARATION OF TRUST

OF

BLACKROCK MUNIYIELD PENNSYLVANIA QUALITY FUND

Dated as of August 24, 1992

ARTICLE II
Trustees

2.1           Number and Qualification.  The number of Trustees shall be fixed from time to time by written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall in no event be less than three or more than fifteen (except prior to the first public offering of Shares of the Trust). Any vacancy created by an increase in Trustees may, to the extent permitted by the 1940 Act, be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the individual named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of this term. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Trustees need not own Shares.

2.2           Term of Office of Trustees.  The term of office of all of the Trustees named herein, or elected or appointed prior to the first annual meeting of Shareholders, shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof. Beginning with the Trustees elected at the first annual meeting of Shareholders, the term of each Trustee shall expire at the next annual meeting of shareholders following the election or appointment of such Trustee and upon the election and qualification of his successor. The Trustees shall be elected by the affirmative vote of the holders of a majority of the Shares present in person or by proxy at an annual meeting of Shareholders or special meeting in lieu thereof called for that purpose except as provided in Section 2.3. of this Article; provided, however, that the Preferred Shareholders voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for such purpose, shall elect at least two (2) Trustees at all times, and, provided, further, that the Preferred Shareholders voting as a class shall elect at least a majority of the Trustees, which number of Trustees shall be increased appropriately in order to effectuate such rights after giving effect to resignations of Trustees, (i) if at any time the dividends on the Preferred Shares shall be unpaid in an amount equal to two (2) full years' dividends on the Preferred Shares, with such representation to continue until all dividends in arrears shall have been paid or otherwise provided for, or (ii) pursuant to the designations and powers, preferences and rights and the qualifications, limitations and restrictions of the Preferred Shares as determined in accordance with Section 6.1 hereof. Each Trustee elected shall hold office until his successor shall have been elected and shall have qualified or until such time as may otherwise be provided in the By-laws adopted or amended pursuant to Section 2.7 hereof; except that (a) any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, at any time by written instrument, signed by the remaining Trustees, specifying the date when such removal shall become effective, provided, however, that the Trustees elected by one class of Shares shall have no power to so remove any Trustee elected by another class of Shares; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any meeting of Shareholders by a vote of two thirds of the outstanding Shares of the class or classes of Shares of beneficial interest that elected such Trustee. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.3           Resignation and Appointment of Trustees.  In case of the declination, death, resignation, retirement, removal or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by appointing such other person as they or he, in their or his discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. Any such appointment shall not become effective, however, until the person named in the written instrument or appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. Within twelve months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

2.4           Vacancies.  The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Section 2.3, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration subject to the rights of the holders of the Preferred Shares to elect a Trustee to fill such vacancy in accordance with the terms and provisions hereof. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

2.5           Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committees shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications systems shall constitute presence in person at such in meeting.

2.6           Officers.  The Trustees shall annually elect a President, a Secretary and a Treasurer and may elect a Chairman. The Trustees may elect or appoint or authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman and President shall be and the Secretary and Treasurer may, but need not, be a Trustee.

2.7           By-Laws.  The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

ARTICLE V
Limitations of Liability of Shareholders, Trustees and Others

5.1           No Personal Liability of Shareholders, Trustees, etc.  No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

5.2           Non-Liability of Trustees, etc.  No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

5.3           Mandatory Indemnification.  The Trust shall indemnify each of its Trustees, officers, employees, and agencies (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

5.4           No Bond Required of Trustees.  No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

5.5           No Duty of Investigation; Notice in Trust Instruments, etc.  No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

ARTICLE VI
Shares of Beneficial Interest

6.1           Beneficial Interest.  The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $0.10 par value. The Trustees of the Trust may authorize separate classes of shares together with such designations and powers, preferences and rights, qualifications, limitations and restrictions as may be determined from time to time by the Trustees. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

Pursuant to the powers vested in the Trustees by this Section 6.1, the Trustees hereby authorize the issuance of an unlimited number of common shares of beneficial interest, par value $0.10 per share (the "Common Shares"), together with 1,000,000 preferred shares of beneficial interest, par value of $0.10 per share (the "Preferred Shares").

The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Shares are as set forth in this Declaration of Trust.

The designations and powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Shares are as follows:

The Preferred Shares shall be issued from time to time in one or more series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares; (iv) may have such preferences or other rights upon the dissolution of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, shares of any other class or classes of shares of the Trust, at such price or prices or at such rates of exchange and with such adjustments; (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Trustees pursuant to authority so to do which is hereby expressly vested in the Board; and are as further set out in this Declaration of Trust. A certificate signed by the Secretary or an Assistant Secretary of the Trust setting forth the resolution or resolutions providing for such issuance of Preferred Shares and reciting that such resolution was or such resolutions were duly adopted by the Trustees (the "Certificate of Designation") shall be conclusive evidence of the action providing for the issuance of such Preferred Shares when lodged among the records of the Trust.

6.2           Rights of Shareholders.  The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except for rights of appraisal specified in Section 10.4 and except as the Trustees may determine with respect to any class or series of Shares.

6.3           Trust Only.  It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.4           Issuance of Shares.  The Trustees, in their discretion, may from time to time without a vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

6.5           Register of Shares.  A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

6.6           Transfer Agent and Registrar.  The Trustee shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agent and registrar shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

6.7           Transfer of Shares.  Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.8           Notices.  Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

ARTICLE VIII
Determination of Net Asset Value,
Net Income and Distributions

8.1           Net Asset Value.  The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustee may determine, in accordance with the 1940 Act. The method of determination of net asset value of Shares of each class shall be determined by the Trustees and shall be as set forth in the Prospectus and Registration Statement with any expenses being borne solely by a class of Shares being reflected in the net asset value of such Shares. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

8.2           Distributions to Shareholders.  The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they deem proper with any expenses being borne solely by a class of Shares being reflected in the net profits or other assets being distributed to such class. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof), and the Trustees may distribute ratably among the shareholders additional Shares issuable hereunder in such manner, at such tines, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amounts as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

8.3           Power to Modify Foregoing Procedures.  Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per share net asset value of the Trust's Shares or net income, or the declaration and payment of dividends and distributions as they deem necessary or desirable or to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, all as in effect now or hereinafter amended or modified.

ARTICLE IX.
Shareholders

9.1           Voting Powers.  The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.2 hereof, (iii) with respect to any investment advisory or management contract as provided in Section 4.1, (iv) with respect to the termination of the Trust as provided in Section 10.2, (v) with respect to any amendment of the Declaration to the extent and as provided in Section 10.3, (vi) with respect to any merger, consolidation or sale of assets as provided in Section 10.4, (vii) with respect to any conversion to an "open-end" company as provided in Section 10.5, (viii) with respect to incorporation or reorganization of the Trust to the extent and as provided in Section 10.6, (ix) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (x) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable, and (xi) with respect to those matters set forth in the designations and powers, preferences and rights and the qualifications, limitations and restrictions of the Preferred Shares, as determined in accordance with Section 6.1 hereof. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

9.2           Meetings of Shareholders.

(a)           Annual Meetings. Annual meetings of the Shareholders shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.

(b)           Special Meetings. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than 10% of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts or such day and at such time as the Trustees shall designate.

The holders of a majority of the outstanding Shares present in person or by proxy shall constitute a quorum at any annual or special meeting for the transaction of any business, except as may otherwise be required by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, the affirmative vote of a majority of the Shares represented at the meeting constitutes the action of the Shareholders, unless the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law, the Declaration of the By-Laws of the Trust requires a greater number of affirmative votes. If the Shares shall be divided into classes with a class having exclusive voting rights with respect to certain matters, the aforesaid quorum and voting requirements with respect to action to be taken by the Shareholders of the class on such matters shall be applicable only to the Shares of such class.

9.3           Notice of Meetings.  Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

9.4           Record Date for Meetings.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purposes of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 60 days prior to the date of any meeting of Shareholders or daily dividends or other action as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes, except for dividend payments which shall be governed by Section 8.2 hereof.

9.5           Proxies, etc.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

9.6           Reports.  The Trustees shall cause to be prepared at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the annual meeting of Shareholders. The Trustees shall, in addition, furnish to the shareholders at least semi-annually interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

9.7           Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

9.8           Shareholder Action by Written Consent.  Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE X.
Duration; Termination of Trust;
Amendment; Mergers, etc.

10.1           Duration.  Subject to possible termination in accordance with the provisions of Section 10.2 hereof, the Trust created hereby shall continue without limitation of time.

10.2           Termination of Trust.

(a)           The Trust may be terminated by the affirmative vote of the holders of not less than two-thirds of the Shares at any meeting of Shareholders or if such termination has been approved by the affirmative vote of at least two thirds of the Trustees, in which case the affirmative vote of the holders of not less than a majority of such Shares. Upon the termination of the Trust,

(i)           The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)
The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

(iii)
After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders of each class, according to their respective rights taking into account the proper allocation of expenses being borne solely by any class of Shares.

(b)           After termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

10.3           Amendment Procedure.

(a)           Except as provided in paragraph (b) of this Section 10.3, this Declaration may be amended by a vote of a majority of the Shares at a meeting of Shareholders, or by an instrument in writing, without a meeting signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Internal Revenue Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so, (iv) to make any changes deemed necessary to effectuate the designations and powers, preferences and rights, and the qualifications, limitations, and restrictions adopted by the Trustees with respect to the Preferred Shares pursuant to Section 6.1 hereof, or (v) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

(b)           No amendment may be made, under Section 10.3 (a) above, which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the Shares of the Trust so affected outstanding and entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

(c)           A certification in recordable form signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees or certified by the Secretary or any Assistant Secretary of the Trust, shall be conclusive evidence of such amendment when lodged among the records of the Trust.
Notwithstanding any other provision hereof, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of Shares of the Trust shall have become effective, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

10.4           Merger, Consolidation and Sale of Assets.  Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of the holders of at least two-thirds of the outstanding Shares of the Trust entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation or share exchange of the Trust with any other entity, or (ii) a sale or exchange of all or substantially all of the assets of the Trust (other than in the regular course of its investment activities), unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of Trustees fixed in accordance with this Declaration, in which case the affirmative vote of the holders of a majority of the outstanding Shares of the Trust entitled to vote thereon shall be required. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such right shall be his exclusive remedy in respect of his dissent from any such action.

10.5           Conversion to Open-End Company.  Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of the holders of two-thirds of the outstanding Shares of the Trust entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Common Shares a "redeemable security" (as that term is defined in section 2(a) (32) of the Investment Company Act of 1940, as amended) unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of Trustees fixed in accordance with this Declaration, in which case the affirmative vote of the holders of a majority of the outstanding Shares of the Trust entitled to vote thereon shall be required.

10.6           Incorporation.  With the approval of the holders of a majority of the Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

BlackRock MuniYield Pennsylvania Quality Fund

AMENDED AND RESTATED BYLAWS

Effective as of September 3, 2010

ARTICLE I

SHAREHOLDER MEETINGS

Section 1.    Chair.  The Chair, if any, shall act as chair at all meetings of the shareholders.  In the Chair’s absence, the Vice Chair, if any, shall act as chair at the meeting.  In the absence of the Chair and the Vice Chair, the Director or Directors present at each meeting may elect a temporary chair for the meeting, who may be one of themselves.

Section 2.    Annual Meetings of Shareholders.  The annual meeting of shareholders for the election of directors shall be held on such date and at such time and at such place as shall be designated from time to time by the Board of Directors.  In the event that such a meeting is not held on or before such date as may be required by the NYSE Amex, New York Stock Exchange or such other exchange or trading system on which shares are principally traded, if applicable, a subsequent “special meeting in lieu of an annual meeting” may be called by the Directors. Any other proper business may be transacted at the annual meeting of shareholders.  Directors may only be elected at an annual meeting of shareholders or a special meeting in lieu of an annual meeting of shareholders.

Section 3.    Special Meetings of Shareholders.

(a)         Unless otherwise required by binding law or by the Charter, special meetings of shareholders, for any purpose or purposes, except for the election of Directors, may be called by the Board of Directors (or any duly authorized committee), the Chair or the President and shall be called by the Secretary at the request in writing by the shareholders of record of not less than ten percent (10%) of the outstanding Shares having voting rights.  Only such business shall be conducted at a special meeting as shall be specified in the notice of meeting (or any supplement thereto).

(b)         (i)  Any shareholder of record seeking to have shareholders request a special meeting shall send written notice to the Secretary (the “Special Meeting Request ”) by registered mail, return receipt requested, requesting the Secretary to call a special meeting.  Proof of the requesting shareholder’s ownership of Shares at the time of giving the Special Meeting Request must accompany the requesting shareholder’s Special Meeting Request.  The Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at the meeting, shall be signed by one or more shareholders of record (or their duly authorized agents), shall bear the date of signature of each requesting shareholder (or its duly authorized agent) signing the Special Meeting Request and shall set forth all information that each such shareholder of record and, with respect to the beneficial owners of Shares on whose behalf such request is being made, each such beneficial owner of Shares would be required to disclose in a proxy statement or other filings required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before the meeting pursuant to Section 14 of the Exchange Act, as well as additional information required by Article I Section 6(d) of these Bylaws.  Upon receiving the Special Meeting Request, the Directors may in their discretion fix a special meeting date, which need not be the same date as that requested in the Special Meeting Request.

(ii)      A shareholder of record providing notice of business proposed to be brought before a special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 3(b) shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the special meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the special meeting.

(iii)           The Board of Directors shall determine the validity of any purported Special Meeting Request received by the Secretary.

Section 4.    Place of Meetings.  Any shareholder meeting, including a special meeting, shall be held within or without the state in which the Fund was formed at such place, date and time as the Directors shall designate.

Section 5.    Notice of Meetings.  Written notice of all meetings of shareholders, stating the place, date and time of the meeting, shall be given by the Secretary by mail to each shareholder of record entitled to vote thereat at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable binding law.  Such notice will also specify the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting.

Section 6.    Nature of Business at Annual Meetings of Shareholders.

(a)         Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 7 of this Article I) may be transacted at an annual meeting of shareholders as is either:

(i)      specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),

(ii)      otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or

(iii)           otherwise properly brought before the annual meeting by any shareholder of record of the Fund:

(A)           who is a shareholder of record on the date such shareholder gives notice provided for in this Section 6 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting; and

(B)      who complies with the notice procedures set forth in this Section 6 of this Article I.

(b)         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder of record must have given timely notice thereof in proper written form to the Secretary of the Fund.

(c)         To be timely, a record shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the shareholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a record shareholder’s notice as described above.

(d)         To be in proper written form, a record shareholder’s notice to the Secretary must set forth the following information:

(i)      as to each matter such shareholder of record proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and

(ii)      as to the record shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made,

(A)           the name and address of such person and of any Shareholder Associated Person;

(B)        (1)  the class or series and number of all Shares which are owned beneficially or of record by such person and any Shareholder Associated Person,

(2)           the name of each nominee holder of Shares owned beneficially but not of record by such person or any Shareholder Associated Person, and the number of such Shares held by each such nominee holder,

(3)           whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to Shares, and

(4)           whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to Shares;

(C)      a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any Shareholder Associated Person, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such person or any Shareholder Associated Person, in such business, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

(D)           a representation that the shareholder of record giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(E)      information relating to such person or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act.

(e)         A shareholder of record providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of the annual meeting.

(f)         No business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 7 of this Article I) shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6 of this Article I.  If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g)         Nothing contained in this Section 6 of this Article I shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Fund’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 7.    Nomination of Directors.

(a)         Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Fund.  Nominations of persons for election to the Board of Directors may be made only at any annual meeting of shareholders, or at any special meeting in lieu of the annual meeting of shareholders:

(i)      by or at the direction of the Board of Directors (or any duly authorized committee thereof), or

(ii)      by any shareholder of record, or group of shareholders of record, of the Fund:

(A)           who is a shareholder or are shareholders of record on the date such shareholder(s) give the notice provided for in this Section 7 of this Article I and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting or special meeting in lieu of an annual meeting; and

(B)      who complies with the notice procedures set forth in this Section 7 of this Article I.

(b)         In addition to any other applicable requirements, for a nomination to be made by a shareholder of record, or group of shareholders of record, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Fund.

(c)         To be timely, a record shareholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Fund:

(i)      in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five

(25) days before or after such anniversary date, notice by the shareholder of record in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

(ii)      in the case of a special meeting of shareholders in lieu of an annual meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs; and

(iii)           in no event shall the adjournment or postponement of an annual meeting or such a special meeting in lieu of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(d)         To be in proper written form, a record shareholder’s notice to the Secretary must set forth the following information:

(i)      as to each person whom the shareholder of record proposes to nominate for election as a director (a “Proposed Nominee”) and any Proposed Nominee Associated Person:

(A)           the name, age, business address and residence address of such Proposed Nominee and of any Proposed Nominee Associated Person;

(B)      the principal occupation or employment of such Proposed Nominee;

(C)      (1)  the class or series and number of all Shares which are owned beneficially or of record, directly or indirectly, by such Proposed Nominee and any Proposed Nominee Associated Person, and the name and address of the record holder(s) of such Shares (if different than the beneficial owner(s)) as they appear on the records of the Fund,

(2)           the name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee or any Proposed Nominee Associated Person, and the number of such Shares held by each such nominee holder,

(3)           whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposed Nominee, or any Proposed Nominee Associated Person, with respect to Shares,

(4)           whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such Proposed Nominee, or any Proposed Nominee Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of share price changes for, such Proposed Nominee, or any Proposed Nominee Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such Proposed Nominee, or any Proposed Nominee Associated Person, with respect to the Shares,

(5)           a representation as to whether such Proposed Nominee is an “interested person,” as defined under Section 2(a)(19) of the 1940 Act and sufficient information about the Proposed Nominee to permit counsel to the Fund to confirm such representation, including information with respect to each relationship set forth in Section 2(a)(19) of the 1940 Act which may cause such Proposed Nominee to be an interested person of the Fund or a representation that no such relationship exists;

(6)           information to establish to the satisfaction of the Board of Directors that the Proposed Nominee satisfies the director qualifications as set out in Section 1 of Article II; and

(D)           any other information relating to such Proposed Nominee or Proposed Nominee Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved); and

(ii)      as to the shareholder of record giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made,

(A)           the name and record address of such person and of any Shareholder Associated Person;

(B)      (1)  the class or series and number of all Shares which are owned beneficially or of record by such person and any Shareholder Associated Person,

(2)           the name of each nominee holder of Shares of the Fund owned beneficially but not of record by such person or any Shareholder Associated Person, and the number of Shares held by each such nominee holder,

(3)           whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any Shareholder Associated Person, with respect to stock of the Fund, and

(4)           whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of Shares) has been made by or on behalf of such person, or any Shareholder Associated Person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any Shareholder Associated Person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any Shareholder Associated Person, with respect to Shares;

(C)      a description of all agreements, arrangements, or understandings (whether written or oral) between such person, or any Shareholder Associated Person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any Shareholder Associated Person, in such nomination, including any anticipated benefit therefrom to such person, or any Shareholder Associated Person;

(D)           a representation that the shareholder, or group of shareholders, giving notice intends to appear in person or by proxy at the annual meeting or special meeting in lieu of an annual meeting to nominate the persons named in its notice;

(E)      any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act (even if an election contest is not involved).

(iii)           Such notice must be accompanied by a written consent of each Proposed Nominee to being named as a nominee and to serve as a director if elected.

(e)         A shareholder of record, or group of shareholders of record, providing notice of any nomination proposed to be made at an annual meeting or special meeting in lieu of an annual meeting shall further update and supplement such notice, if necessary, so that:

(i)       the information provided or required to be provided in such notice pursuant to this Section 7 of this Article I shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the annual meeting or special meeting in lieu of an annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the record date for determining the shareholders entitled to receive notice of such annual meeting or special meeting in lieu of an annual meeting; and

(ii)      any subsequent information reasonably requested by the Board of Directors to determine that the Proposed Nominee has met the director qualifications as set out in Section 1 of Article II is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the request by the Board of Directors for subsequent information regarding director qualifications has been delivered to or mailed and received by such shareholder of record, or group of shareholders of record, providing notice of any nomination.

(f)         No person shall be eligible for election as a director of the Fund unless nominated in accordance with the procedures set forth in this Section 7 of this Article I.  If the chair of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(g)         Notwithstanding any provision of this Section 7 of this Article I to the contrary, a nomination of persons for election to the Board of Directors may be submitted for inclusion in the Fund’s proxy materials to the extent required by rules adopted by the SEC providing for such nominations and inclusion and interpretations thereof (“proxy access rules”), and, if such nomination is submitted under the proxy access rules, such submission:

(i)      in order to be timely, must be delivered to, or be mailed and received by, the Secretary at the principal executive offices of the Fund no later than 120 calendar days before the date that the Fund mailed (or otherwise disseminated) its proxy materials for the prior year’s annual meeting (or such other date as may be set forth in the proxy access rules for companies without advance notice bylaws);

(ii)      in all other respects, must be made pursuant to, and in accordance with, the terms of the proxy access rules, as in effect at the time of the nomination, or any successor rules or regulations of the SEC then in effect; and

(iii)           must provide the Fund with any other information required by this Section 7 of this Article I, by applicable binding law, the Charter or a resolution of the Directors for nominations not made under the proxy access rules, except to the extent that requiring such information to be furnished is prohibited by the proxy access rules.  The provisions of this paragraph of this Section 7 of this Article I do not provide shareholders of the Fund with any rights, nor impose upon the Fund any obligations, other than the rights and obligations set forth in the proxy access rules.

Section 8.    Conduct of Meetings.  The Board of Directors of the Fund may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to shareholders, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

Section 9.    Postponements; Adjournments.  The Board of Directors may, prior to a meeting of shareholders being convened, postpone such meeting from time to time to a date not more than 120 days after the original record date.  The chair of any meeting of the shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting.  Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date.  If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 5 of this Article I shall be given to each shareholder of record entitled to vote at the meeting and each other shareholder entitled to notice of the meeting.

Section 10.    Record Date.

(a)         For the purposes of determining the shareholders who are entitled to vote at or otherwise entitled to notice of any meeting, the Directors may, without closing the transfer books, fix a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting of shareholders as a record date for the determination of the Persons to be treated as shareholders of record for such purposes.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.  If no record date is fixed by the Directors and the stock transfer books are not closed, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders of record shall apply to any adjournment of the meeting; provided, however, that the Directors may fix a new record date for the adjourned meeting.

(b)         In order that the Fund may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Directors.  If no record date has been fixed by the Directors and no prior action by the Directors is required by applicable binding law or the Charter to take such action, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its resident agent, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the shareholders are recorded.  Delivery made to the Fund’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Directors and prior action by the Directors is required by applicable binding law or the Charter, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Directors adopts the resolution taking such prior action.

Section 11.    Voting.

(a)         Shareholders shall have no power to vote on any matter except matters on which a vote of shareholders is required by applicable binding law, the Charter or resolution of the Directors.  Except as otherwise provided herein, any matter required to be submitted to shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class.  Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

(b)         Subject to any provision of applicable binding law, the Charter, these Bylaws or a resolution of the Directors specifying a greater or a lesser vote requirement for the transaction of any item of business that properly comes before any meeting of Shareholders (i) with respect to the election of directors, the affirmative vote of a majority of the Shares represented in person or by proxy at any meeting at which a quorum is present shall be the act of the shareholders with respect to such matters, (ii) for all other items of business, the affirmative vote of a majority of the Shares represented in person or by proxy at any meeting at which a quorum is present shall be the act of the shareholders with respect to such matter(s), and (iii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares for which votes were cast or represented in person or by proxy, at any meeting at which a quorum is present shall be the act of the shareholders of such class or series with respect to such matter.

(c)         Only shareholders of record shall be entitled to vote.  Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall be cast in accordance with applicable binding law.

(d)         There shall be no cumulative voting in the election or removal of Directors.

Section 12.    Quorum.  The presence in person or by proxy of the holders of Shares entitled to cast a majority of the votes entitled to be cast shall constitute a quorum at any meeting of shareholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of Shares, in which case the presence in person or by proxy of the holders of Shares entitled to cast a majority of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Section 9 of this Article I, until a quorum shall be present or represented.

Section 13.    Proxies.

(a)         At any meeting of shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Fund as the Directors or Secretary may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Fund.  No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy.  A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such person may vote by their guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

(b)         Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(i)      A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy.  Execution may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)      A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

(c)         Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 14.    Inspectors of Election.  In advance of any meeting of the shareholders, the Board of Directors, by resolution, may appoint one or more inspectors to act at the meeting and make a written report thereof.  If inspectors of election are not so appointed, the person acting as chair of any meeting of shareholders may, and on the request of any shareholder or shareholder proxy shall, appoint inspectors of election of the meeting.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of the shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by applicable binding law, inspectors may be officers, employees or agents of the Fund.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law or assigned by the chair of the meeting and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable binding law.

Section 15.    Shareholder Action by Written Consent.

(a)         Any action required or permitted to be taken at any annual or special meeting of shareholders of the Fund may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote on the matter.

(b)         Any such consent shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its resident agent, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the shareholders are recorded. Delivery made to the Fund’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article I Section 15 to the Fund, written consents signed in accordance with Section 15(a) of this Article I by holders to take action are delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its resident agent, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the shareholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 16.    Records at Shareholder Meetings.  The officer of the Fund who has charge of the share ledger of the Fund shall prepare and make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Fund.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 17.    Share Ledger.  The share ledger of the Fund shall be the only evidence as to who are the shareholders entitled to examine the share ledger, the list required by Section 16 of this Article I or the books of the Fund, or to vote in person or by proxy at any meeting of the shareholders.

ARTICLE II

DIRECTORS

Section 3.    Resignation and Removal.  Any of the Directors may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Director and delivered or mailed to the Directors, the Chair, if any, the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Directors may be removed, provided the aggregate number of Directors after such removal shall not be less than the minimum number set forth in the Charter, only by the proportion of votes of the shareholders or Directors, as applicable, that are set forth in the Charter as the required proportion of votes for the removal of a Director, and with or without cause as may be permitted by the Charter or as required by applicable binding law. Upon the resignation or removal of a Director, each such resigning or removed Director shall execute and deliver to the Fund such documents as may be required by applicable binding law or the Charter or as may be requested by the remaining Directors as being in the best interests of the Fund and the shareholders. Upon the incapacity or death of any Director, such Director’s legal representative shall execute and deliver to the Fund on such Director’s behalf such documents as the remaining Directors shall require as provided in the preceding sentence.

Section 4.     Vacancies.  Whenever a vacancy in the Board of Directors shall occur, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Directors, whether or not sufficient to constitute a quorum, then in office or may leave such vacancy unfilled or may reduce the number of Directors. The aggregate number of Directors after such reduction shall not be less than the minimum number required by the Charter. If the shareholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. If the shareholders of any class or series are entitled separately to elect one or more Directors and no Director of such class or series remains, a majority of the remaining Directors (regardless of the class of shareholders entitled to vote for such Directors) may fill any vacancy. Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Article II made by a written instrument signed by a majority of the Directors then in office. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors.

ARTICLE V

STOCK

Section 1.    Shares of Stock.  Except as otherwise provided in a resolution approved by the Board of Directors, all Shares of the Fund shall be uncertificated Shares.

Section 2.    Transfer Agents, Registrars and the Like.  The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Directors shall deem necessary or desirable. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Directors. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

Section 3.    Transfer of Shares.  Shares of the Fund shall be transferable in the manner prescribed by the Charter, these Bylaws and applicable binding law. Transfers of Shares shall be made on the books of the Fund, and in the case of certificated Shares, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated Shares, upon receipt of proper transfer instructions from the registered holder of the Shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Fund shall determine to waive such requirement. If any certificated Shares are issued as provided in Section 1 of this Article V, they may be transferred only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes. With respect to certificated Shares, every certificate exchanged, returned or surrendered to the Fund shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Fund or the transfer agent thereof. No transfer of Shares shall be valid as against the Fund for any purpose until it shall have been entered in the Share records of the Fund by an entry showing from and to whom transferred.

Section 4.     Registered Shareholders.  The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 5.     Register of Shares.  A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Directors under the direction of the Directors which shall contain the names and addresses of the shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of shareholders. No shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Person as herein provided, until such Person has given their address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon.

Section 6.     Disclosure of Holdings.  The holders of Shares or other securities of the Fund shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares or other securities of the Fund as the Directors deem necessary or appropriate.

Section 7.     Signatures.  Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Fund with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 8.     Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Fund alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Fund a bond in such sum as it may direct as indemnity against any claim that may be made against the Fund on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

ARTICLE VI

MISCELLANEOUS

Section 2.    Governing Law.  These Bylaws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state in which the Fund was formed, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

ARTICLE VII

AMENDMENT OF BYLAWS

Section 1.    Amendment and Repeal of Bylaws.  The Directors shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Except as may be required by applicable binding law or the Charter, action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt Bylaws which are in conflict with the Charter, and any inconsistency shall be construed in favor of the related provisions in the Charter.